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                                                                       EXHIBIT 4

                            FIRST HEALTH GROUP CORP.

                        2001 DIRECTORS' STOCK OPTION PLAN

         1. PURPOSE. The purpose of this Plan is to aid First Health Group Corp. (the "Corporation"), in securing individuals to serve on its Board of Directors, and to provide financial incentives to such directors to exert their best efforts on behalf of the Corporation.

         2. ADMINISTRATION.

         (a) A Stock Option Committee (the "Committee") of two or more persons shall be appointed by the Board of Directors from time to time to serve at the pleasure of the Board of Directors with full power and authority, subject to such orders or resolutions not inconsistent with the provisions of this Plan as may from time to time be issued or adopted by the Board of Directors, to interpret the provisions and supervise the administration of this Plan. Each member of the Committee shall be a "Non-Employee Director" as determined under Rule 16b-3(b)(3)(i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) In accordance with the provisions of this Plan and subject to Board approval, the Committee shall administer this Plan in accordance with the criteria set forth herein in a manner consistent with Rule 16b-3(d), or any successor rule hereafter promulgated under the Exchange Act. Subject to the express provisions of this Plan, the Committee shall have authority to adopt administrative regulations and procedures which are consistent with the terms of this Plan; to adopt and amend option agreements (each, an "Option Agreement") as they deem advisable; to determine, upon Board approval, the terms and provisions of such Option Agreements (except with respect to the number of shares covered by an option granted to an optionee, the date of grant, the option period and the option price); and, subject to the provisions hereof, to construe and interpret such Option Agreements; to impose such limitations and restrictions as are deemed necessary or advisable by counsel for the Corporation so that compliance with the Federal securities and tax laws and with the securities laws of the various states may be assured; and to make all other determinations necessary or advisable for administering this Plan. The Committee may designate any officers or employees of the Corporation to assist the Committee in the administration of this Plan and to execute documents on its behalf, and the Committee may delegate to them such other ministerial and limited discretionary duties as it sees fit. All determinations and selections made by the Committee shall be by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

         (c) Each option shall be evidenced by a written instrument duly executed by the Corporation and optionee which shall contain such terms and conditions not inconsistent with this Plan as the Committee, with the approval of counsel for the Corporation, shall determine; provided, however, that such terms need not be identical as between any two agreements.

         (d) All decisions made by the Board of Directors pursuant to the provisions of this Plan and all determinations and selections made by the Committee pursuant to such provisions and related orders or resolutions of the Board of Directors shall be final and conclusive.

         3. ELIGIBILITY AND PARTICIPATION. The group of persons eligible to receive options shall consist of the Chairman of the Board if he is not also an employee or an officer of the Corporation and members of the Board of Directors of the Corporation who are not also employees or officers of the Corporation.

         4. SHARES SUBJECT TO THE PLAN. The stock subject to the Plan shall be shares of the Corporation's authorized common stock, $.01 par value per share (the "Common Stock"), and may be authorized but unissued shares or treasury shares, as the Board of Directors may from time to time determine in its sole discretion. Subject to adjustment as provided in paragraph 11 hereof, the aggregate number of shares of Common Stock to be delivered upon exercise of all options granted pursuant hereto shall not exceed 250,000. If an option expires or terminates for

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any reason during the term of the Plan and prior to the exercise thereof in full, the shares subject to, but not delivered under, such option shall, except as hereinafter provided, be available for options thereafter granted.

         5. GRANT OF OPTIONS.

         (a) The Chairman of the Board, if he is not an employee or officer of the Corporation, and each director who is not also an employee or officer of the Corporation shall, each year on the date of the Board meeting immediately following the Annual Meeting of Stockholders of the Corporation (the "Grant Date"), be granted an option to purchase 8,000 shares of Common Stock, subject to adjustment as provided in paragraph 11 hereof. In addition to the foregoing, each year on the Grant Date (i) the Chairman of the Board, if he is not an employee or officer of the Corporation, shall be granted an option to purchase an additional 20,000 shares of Common Stock, (ii) the Chairman of the Audit Committee and the Compensation Committee, if not also an employee or officer of the Corporation, shall each be granted an option to purchase an additional 2,000 shares of Common Stock, and (iii) the Chairman of the Executive Committee, if not also an employee or officer of the Corporation, shall be granted an option to purchase an additional 12,000 shares of Common Stock, in each case subject to adjustment as provided in paragraph 11 hereof.

         (b) The Committee is authorized to grant options to purchase a number of shares of Common Stock determined by the Committee on a discretionary basis to non-employee directors upon their election to the Board.

         (c) Notice of the grant of options under this Plan shall be given to each optionee to whom an option is so granted within a reasonable time after the date of such grant.

         6. OPTIONS TO BE GRANTED. Options granted under this Plan are intended to be "nonstatutory options" and are not intended to be "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         7. OPTION PRICE; FAIR MARKET VALUE. Options granted hereunder shall have a per share exercise price of 100% of the "fair market value" of a share of Common Stock on (i) the Grant Date in the case of options granted under Section 5(a) or (ii) the date of grant in the case of options granted under Section 5(b). Other than adjustments pursuant to Section 11 hereof, neither the Board of Directors nor the Committee shall make any alteration or amendment to any options granted hereunder which operates to reprice, replace, regrant through cancellation or lower the exercise price of a previously granted option without the approval of the Corporation's stockholders.

         For purposes of this Plan, "fair market value" of a share of Common Stock shall mean: (i) if the Common Stock is traded on a national stock exchange on the Grant Date of such option, fair market value shall be the closing price reported by the applicable composite transactions report on such day, or if the Common Stock is not traded on such date, the mean between the closing bid-and-asked prices thereof on such exchange; (ii) if the Common Stock is traded over-the-counter and is classified as a national market issue on the Grant Date of such option, fair market value shall be the last reported transaction price quoted by the NASDAQ on that day; (iii) if the Common Stock is traded over-the-counter and is not classified as a national market issue on the Grant Date of such option, fair market value shall be the mean between the last representative bid-and-asked prices quoted by the NASDAQ on that day; or (iv) if none of the foregoing provisions is applicable, fair market value shall be determined by the Committee in good faith on such basis as it deems appropriate. In all cases, the determination of fair market value shall be binding and conclusive on all persons.



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         8. TERM AND EXERCISE OF OPTIONS.

         (a) Options shall be exercisable in such installments and at such times as may be fixed by the Committee at the time of grant, but no option shall be exercisable after the expiration of ten years from the date of grant of such option; provided, however, that by a resolution adopted after an option is granted, the Committee may, subject to Board approval, accelerate the time at which such option or any portion thereof may be exercised.

         Unless otherwise provided in the Option Agreement, an option granted under this Plan may be exercised in whole or in part; provided, however, that the Corporation shall not be required to issue fractional shares.

         (b) No option shall be granted hereunder and no option granted hereunder shall be exercisable, unless, at the time of any grant or exercise of an option, such grant or exercise is in full compliance with all Federal and state securities laws. Upon the exercise of an option, the optionee shall be required to make payment in full to the Corporation of the exercise price therefor (and any required tax withholding payment) (i) in cash or cash equivalent payment, and/or (ii) with previously acquired shares of Common Stock or a combination of cash or cash equivalent and shares of Common Stock having an aggregate fair market value equal to the purchase price (and any required tax withholding payment). As a condition to the exercise of an option, the Corporation may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased for investment purposes only and without any present intention to sell or distribute such shares of Common Stock. Purchase of the shares of Common Stock shall be accompanied by a written request for the shares of Common Stock purchased with such payment and written request to be made to the Secretary of the Corporation. No holder of any option, or such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares of Common Stock subject to such option unless and until such person has received a certificate or certificates therefor. If, on the date on which any option granted hereunder is exercised, a registration statement relating to the shares of Common Stock issuable pursuant to this Plan is not in effect, the certificate evidencing shares of Common Stock acquired upon exercise of such option shall contain upon its face, or on the reverse thereof, the following legend:

                  "These shares have not been registered under the Securities Act of 1933, as amended, or under any applicable state law. They may not be offered for sale, sold, transferred, or pledged without (1) registration under the Securities Act of 1933, as amended, and any applicable state law, or (2) an opinion (satisfactory to the corporation) that registration is not required."

         (c) The proceeds received by the Corporation from the sale of shares of Common Stock subject to an option are to be added to the general funds of the Corporation and used for general business purposes as the Board of Directors shall, in its sole discretion, determine.

         9. TRANSFERABILITY OF OPTIONS. No option shall be transferable by an optionholder other than by will or by the laws of descent and distribution or to a "family member" pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act). Notwithstanding the foregoing sentence, the Committee may set forth in an Option Agreement evidencing an option that the option may be transferred by gift to a "family member" of the optionholder. For purposes of this paragraph 9, "family member" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionholder's household (other than as a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the optionholder) control the management of assets, and any other entity in which these persons (or the optionholder) own more than fifty percent of the voting interests. During the lifetime of the optionholder, an option may be exercised only by the optionholder or by persons to whom the option was transferred as specified above.

         10. DEATH, DISABILITY, RETIREMENT OR TERMINATION OF DIRECTORSHIP. Any option, the exercise period of which has not theretofore expired, shall terminate at the time of an optionee's death, the optionee's disability or the termination of an optionee's service as a director of the Corporation, and no shares of Common Stock may thereafter be delivered upon the exercise of such option except as set forth below:


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         (a) In the case of any optionee who has served as a director continuously from the date of grant to the date of termination due to disability (as defined in Section 22(e) (3) of the Code), such optionee may, within two years (or such shorter period of time as is specified in the Option Agreement) after the date of such termination but before the expiration of the original exercise period, purchase some or all of the shares of Common Stock subject to an option outstanding immediately prior to such termination, to the extent the optionee was then entitled to exercise such option immediately prior thereto;

         (b) Upon the death of any optionee while serving as a director or of any disabled or retired director within two years of termination of service as a director (or such shorter period of time as is specified in the Option Agreement), the person or persons to whom such optionee's rights under the option are transferred by will or the laws of descent and distribution may within two years after the date of death, but before the expiration of the original exercise period, purchase some or all of the shares of Common Stock subject to an option outstanding immediately prior to such date of death, to the extent the optionee was then entitled to exercise such option immediately prior thereto; and

         (c) In the case of any optionee who has been a director continuously from the date of grant to the date of termination of service as a director and whose position as a director is terminated due to retirement, resignation, removal, failure to be nominated by the Board of Directors for re-election or failure to be re-elected by the stockholders of the Corporation, such optionee may, within two years after the date of any such termination not "due to cause" (or such shorter period of time as is specified in the Option Agreement) but before the expiration of the original exercise period, purchase some or all of the shares of Common Stock subject to an option outstanding immediately prior to such retirement, resignation or termination, to the extent the optionee was then entitled to exercise such option immediately prior to retirement, resignation or termination; provided, however, in the case of a termination "due to cause", all outstanding options of the optionee shall be cancelled and terminated as of the date on which such optionee is given notice of termination. For purposes of this Plan, termination "due to cause" shall mean, in the reasonable belief of the Committee, the breach of a duty of loyalty to the Corporation or its stockholders or the commission of fraud, embezzlement or theft against the Corporation, employees of the Corporation or a customer or business associate of the Corporation.

         11. CHANGES IN COMMON STOCK. In the event that, prior to the delivery by the Corporation of all of the shares of Common Stock which may be delivered hereunder and after the effective date of the Plan, there shall be any change in the outstanding Common Stock of the Corporation by reason of any recapitalization, merger, reorganization, consolidation, split-up, stock dividend or stock right distribution, the number and kind of shares deliverable hereunder and the option price, etc. shall be adjusted (but without regard to fractions) in a fair and equitable manner by the Board of Directors of the Company, whose determination in each case shall be conclusive and binding on the Corporation and the optionee and such optionee's legal representative.

         12. RIGHTS AS A STOCKHOLDER. No person participating in this Plan shall have any rights of a stockholder of the Company as to shares of Common Stock subject to an option until such option is exercised and certificates representing such shares of Common Stock are received by such optionee.

         13. IMPLIED CONSENT OF PARTICIPANTS. Every optionee, by acceptance of an option under this Plan, shall be deemed to have consented to be bound, on such optionee's own behalf and on behalf of such optionee's heirs, assigns and legal representatives, by all of the terms and conditions of this Plan.

         14. THE CORPORATION'S RESPONSIBILITY. All expenses of this Plan, including the cost of maintaining records hereunder, shall be borne by the Corporation. The Corporation shall have no responsibility or liability (other than under applicable securities laws) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of this Plan, so long as the Corporation acts in good faith.

         15. AMENDMENT AND DISCONTINUANCE. The Board of Directors may alter, suspend, or discontinue this Plan at any time and from time to time, without obtaining the approval of the Corporation's stockholders, but may not, without the approval of the Corporation's stockholders, make any alteration or amendment thereof which operates to increase the total number of shares of Common Stock for which an option or options may be granted under the Plan, other than adjustments pursuant to Section 11 hereof. No amendment to or termination of this Plan


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shall affect outstanding options theretofore granted under this Plan, and such options shall remain in full force and effect as if this Plan had not been amended or terminated.

         16. EFFECTIVE DATE. This Plan shall be effective as of May 22, 2001.

         17. TERMINATION. The period during which options may be granted under this Plan expires on May 22, 2011 unless this Plan is terminated by the Board of Directors prior to such date.